UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2022

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9852	11-1797126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (781) 332-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 par value	CCF	NYSE American

Section 5 - Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 12, 2022, the Board of Directors of Chase Corporation (the “Board”) elected Ellen Rubin to the Board, effective immediately, as an independent director. Ms. Rubin brings 20 plus years of experience as a technology CEO and founder in building and scaling companies and expertise working with enterprise and global customers in manufacturing, financial services, healthcare and other industries. Ellen Rubin was CEO and Founder of ClearSky Data (acquired by Amazon), and later served as General Manager at Amazon Web Services for several hybrid cloud services. Previously, Ellen Rubin was CEO and Founder of CloudSwitch (acquired by Verizon). Earlier in her career she was VP Marketing at Netezza, a leader in the data warehousing market, that went public in 2007 and was subsequently acquired by IBM. Ellen Rubin has been recognized as one of the Top 10 Women in the Cloud by CloudNOW, as a Women to Watch by Mass High Tech and Rising Star Entrepreneur by the New England Venture Capital Association. Ms. Rubin currently serves as independent Board Director at Corvus Insurance. Ellen Rubin has an MBA from Harvard Business School and will serve on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: July 14, 2022	By:	/s/ Michael J. Bourque
Michael J. Bourque
Treasurer and Chief Financial Officer

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